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                                                                   EXHIBIT 10.49

                    [Letterhead of LCC International, Inc.]

                                August 22, 1996




Dr. Arno A. Penzias
1960 Grant Avenue, Unit 16
San Francisco, California  94133

Dear Dr. Penzias:

         In a letter dated May 31, 1996 (the "May 31 Letter Agreement") from LCC International, Inc. (the "Company") to you, the Company offered you, in addition to other compensation, stock options (i) having a Black-Scholes valuation of approximately $80,000, (ii) to be granted under the (then-proposed) 1996 Directors Stock Option Plan (the "Directors Plan"), (iii) to be granted at the offering price, e.g., fair market value on the date of grant, (iv) subject to vesting over a three year period in increments of 1/3 per year, and (v) subject to the terms and conditions set forth in the Directors Plan.

         The Company has adopted the Directors Plan, and proposes to grant or has granted to you an option to purchase 10,000 shares of Class A Common Stock of the Company (the "Option"), subject to the terms and conditions set forth in the Directors Plan, including shareholder approval and completion of the Company's IPO. This letter is to acknowledge that upon grant of the Option (if not yet granted) and receipt of shareholder approval and completion of the Company's IPO, the Option will satisfy in full the Company's obligation under the provision of the May 31 Letter Agreement regarding stock option compensation.

         If the foregoing correctly sets forth our mutual understanding regarding your stock option compensation under the May 31 Letter Agreement, please sign and return to us a duplicate copy of this letter.

                                   Very truly yours,

                                   LCC INTERNATIONAL, INC.

                                   By: /s/ PETER A. DELISO
                                      --------------------------------------
                                   Name:   Peter A. Deliso
                                   Title:  Vice President-Corporate Affairs,
                                           General Counsel and Secretary

Confirmed and accepted this
26th day of August, 1996.

/s/   ARNO A. PENZIAS
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Arno A. Penzias